UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant: [ X ]

Filed by a party other than the Registrant: [	]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement
[ X ]	Definitive Additional Materials
[	]	Soliciting Material Pursuant to §240.14a-12

LAKELAND FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[	]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
[	]	Fee paid previously with preliminary materials.
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(2)	Aggregate number of securities to which transaction applies:

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(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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202 East Center Street

Warsaw, IN 46581

(574) 267-6144

February 4, 2009

Dear Shareholder:

Proxy material for our February 24, 2009 Special Meeting of Shareholders was mailed to you a few weeks ago and we wanted to provide you with some additional information regarding the Board of Director’s recommendation to vote “yes” on both proposals. Because of the common mischaracterization of the Capital Purchase Plan (CPP) as a “bailout”, there have been some questions regarding Lake City Bank’s decision to participate in the Capital Purchase Plan. Given our strong financial condition and our desire to participate in the CPP, we felt it was important to clarify some misconceptions about the program and our decision to participate.

As demonstrated by our recent announcement that 2008 was our 21st consecutive year of record earnings, Lakeland Financial Corporation is a financially strong institution. The consistent strength of our financial performance and our stable capital structure have contributed to our eligibility to participate in the Capital Purchase Plan, which was designed to provide healthy financial institutions like Lakeland Financial with additional capital for growth and expansion. The CPP is not a bailout. It is an investment in healthy financial institutions like Lake City Bank that is designed to spur additional lending activity and contribute to economic expansion.

Given our position as a leading lender in the markets we serve, we believe that it is our responsibility to continue to make loans in our footprint and contribute to the economic well-being of our Indiana markets, just like we have for over 135 years. Participation in the CPP will provide us with further capital strength to ensure we can maintain this leadership position.

Your vote is important, regardless of the number of shares you own. With the Special Meeting now only a short time away, we’re asking you to vote your shares in favor of the Board’s recommendations. You can vote by telephone, Internet or mail. For your convenience, a duplicate proxy card and return envelope are enclosed, along with telephone and Internet voting instructions. If you already have voted in favor of the proposal, we thank you for your prompt response.

If you have not voted, we encourage you to do so without delay. If you have voted against the proposal, we encourage you to reconsider your vote, and would be happy to discuss you concerns with you. Please contact me, or David Findlay, our Chief Financial Officer, at 574-267-9197. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for your continued support of our efforts!

Sincerely,

Michael L. Kubacki
Chairman, President and Chief Executive Officer

REVOCABLE PROXY

LAKELAND FINANCIAL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Michael L. Kubacki and David M. Findlay, or either one of them acting in the absence of the other, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Lakeland Financial Corporation (“Lakeland”) that the undersigned is entitled to vote at Lakeland’s Special Meeting of Shareholders (the “Meeting”), to be held at 3:00 p.m., on February 24, 2009, at Lake City Bank’s Training Center located at 109 South Buffalo Street in Warsaw, Indiana 46581, and any and all adjournments and postponements thereof, as follows:

1.	The approval of a proposed amendment to Lakeland’s articles of incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock.
[	]FOR	[	]AGAINST	[	] ABSTAIN

The Board of Directors recommends a vote “FOR”

approval of the proposed amendment to the articles of incorporation.

2.	The approval to adjourn the Meeting if necessary to solicit additional proxies in order to approve the proposed amendment to the articles of incorporation.
[	]FOR	[	]AGAINST	[	] ABSTAIN
3.	In accordance with their discretion, upon all other business as may properly be brought before the Meeting, or any adjournments or postponements of the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FORAPPROVAL OF THE AMENDMENT OF THE ARTICLES OF INCORPORATION. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(continued and to be signed on the reverse side)

See
accompanying
notes to
unaudited pro-
forma
combined
condensed
consolidated
financial
Information.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy may be revoked at any time before it is voted at the Meeting by: (i) giving written notice of revocation to the Secretary of Lakeland; (ii) properly submitting to American Stock Transfer a duly executed proxy bearing a later date than this proxy, which automatically revokes this proxy; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Lakeland, prior to the execution of this proxy, of Notice of Special Meeting of Shareholders and a proxy statement.

Date:
PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER

PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL
THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE